UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): October 1, 2007


                               CNS RESPONSE, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-26285                   87-0419387
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                         2755 BRISTOL STREET, SUITE 285
                          COSTA MESA, CALIFORNIA 92626
                (Address of Principal Executive Offices/Zip Code)

                                 (714) 545-3288
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS;   APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY
                  ARRANGEMENTS OF CERTAIN OFFICERS.

         On October 1, 2007, we entered into an Employment Agreement (the "Employment Agreement") with George Carpenter pursuant to which Mr. Carpenter will serve as our President commencing immediately. During the period of his employment, Mr. Carpenter will receive a base salary of no less than $180,000 per annum, which is subject to upward adjustment at the discretion of the Chief Executive Officer or the Board of Directors of our Company. In addition, Mr. Carpenter will receive an option to purchase 968,875 shares of our common stock at an exercise price of $0.89 per share pursuant to the Company's 2006 Stock Incentive Plan, which will vest as follows: 121,109 shares will vest on the grant date and the remaining 847,766 shares will vest in equal monthly installments of approximately 20,185 shares over forty-two months beginning seven months after the commencement of Mr. Carpenter's employment with us, subject to Mr. Carpenter's continued employment with us. In the event of a change of control transaction, Mr. Carpenter's options are subject to partial acceleration. Mr. Carpenter will be entitled to four weeks vacation per annum, health and dental insurance coverage for himself and his dependents, and other fringe benefits that we may offer our employees from time to time.

         Mr. Carpenter's employment is on an "at-will" basis, and Mr. Carpenter may terminate his employment with us for any reason or for no reason. Similarly, we may terminate Mr. Carpenter's employment with or without cause. If we terminate Mr. Carpenter's employment without cause or Mr. Carpenter involuntarily terminates his employment with us, Mr. Carpenter shall be eligible to receive as severance his salary and benefits for a period equal to six months payable in one lump sum upon termination. If Mr. Carpenter is terminated by us for cause, or if Mr. Carpenter voluntarily terminates his employment, he will not be entitled to any severance.

         Prior to joining us, Mr. Carpenter was the President & CEO of WorkWell Systems, Inc., a national physical medicine firm that manages occupational health programs for Fortune 500 employers. Prior to his position at WorkWell Systems, Mr. Carpenter founded and served as Chairman and CEO of Core, Inc., a company focused on integrated disability management and work-force analytics. Core was acquired in 2001 by Assurant, Inc. From 1984 to 1990, Mr. Carpenter was a Vice President of Operations with Baxter Healthcare, served as a Director of Business Development and as a strategic partner for Baxter's alternate site businesses. Mr. Carpenter began his career at Inland Steel where he served as a Senior Systems Consultant in manufacturing process control. Mr. Carpenter holds an MBA in Finance from the University of Chicago and a BA with Distinction in International Policy & Law from Dartmouth College.

         Mr. Carpenter does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Additionally, other than as described above, Mr. Carpenter did not have any material interest, direct or indirect, in any transaction to which we were a party since October 1, 2005, or which is presently proposed.


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


         The description of Mr. Carpenter's employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS


         (d)      Exhibits.

                  The following exhibit is filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1 Employment Agreement by and between CNS Response, Inc. and George Carpenter dated October 1, 2007.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CNS Response, Inc.



Date:    October 3, 2007                    By:   /s/ Horace Hertz
                                                 -------------------------------
                                                      Horace Hertz
                                                      Chief Financial Officer


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


                                  EXHIBIT INDEX



EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------    --------------------------------------------------------------

     10.1 Employment Agreement by and between CNS Response, Inc. and George Carpenter dated October 1, 2007.


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